Exhibit 99.1

Amarin Implements Organizational Restructuring to Strengthen the Company While Driving Patient

Access to VASCEPA®/VAZKEPA® Globally

— Focus on Gaining Access for European Patients in Remaining Geographies and Strategic Use of Commercial Resources —

— Maximizes Cash Flow Opportunity Through Streamlined Model in U.S. —

— Company Expects Restructuring to Drive Annual Cost Savings of Approximately $40 Million —

— Announces Preliminary Earnings Results for Second Quarter 2023 —

— Company to Host Conference Call Today at 5:00 p.m. EDT —

DUBLIN, Ireland and BRIDGEWATER, N.J., July 18, 2023 — Amarin Corporation plc (NASDAQ: AMRN) today announced that it has initiated an organizational restructuring program to right-size and strengthen the Company to enhance shareholder value.

Over the last several months, the new Amarin Board of Directors and senior management team have conducted a comprehensive review of the business. VASCEPA®/VAZKEPA® is supported by a wealth of clinical data and backed by strong science that can benefit patients around the world. Amarin continues to generate revenue in the U.S. and maintains a strong cash position. However, the restructuring announced today reflects the need for a thoughtful and significant change in strategy given the Company’s size, resources and challenging operating environment. The Company expects these actions will reduce operating costs by approximately $40 million annually.

Amarin’s refocused strategic priorities and restructuring plan focuses on three core areas:

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Maximizing U.S. Cash Flow Through Streamlined Model: Amarin will maintain VASCEPA as a cost-effective option to generics while implementing a reduction in force of all U.S. sales force positions and approximately 30% of non-sales roles. Amarin will retain its managed care and trade organization to support these efforts. The Company will continue to explore innovative approaches to driving revenue as well as the timing of an authorized generic version of VASCEPA to maintain its leadership position in the icosapent ethyl (IPE) market.

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European Redesign: Amarin will redesign its commercial infrastructure in Europe to better align with pricing and reimbursement status, commercial potential and progress to date, as well as streamline certain cross-geographic functions and better leverage learnings across countries. In addition, Amarin will continue to advance its pricing and reimbursement activities to drive access in remaining geographies, including those where progress has been delayed.

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Expanding Upon International Partnerships: Amarin will work on generating revenue from its partnerships in key international markets, including Canada, MENA, China and Australia / New Zealand, and will continue to explore additional partnerships.

“A thorough review confirmed our belief in the inherent value of Amarin and the need for change when it comes to managing the business for value creation,” said Odysseas Kostas, M.D., and Chairman of the Board. “The actions we have taken since joining the Board reflect our ongoing efforts to turn around the company. The organizational restructuring and our new CEO hire announced today will support those strategic efforts. Our focus continues to be bringing VASCEPA/VAZKEPA to high-risk patients and generating value for Amarin shareholders as we execute against this strategy.”

“We are grateful for the efforts and commitments of our impacted colleagues who have worked tirelessly to advance our mission in the U.S. and globally,” said Aaron Berg, Amarin’s Interim President and CEO. “These are difficult, but necessary decisions to best position Amarin for the future and ensure we can give millions of patients globally the opportunity to access VASCEPA/VAZKEPA. We maintain strong conviction around VASCEPA/VAZKEPA, which is supported by a wealth of clinical data and backed by strong science, particularly the results of the REDUCE-IT trial and its impact on cardiovascular outcomes, which clearly underscore the product’s value in addressing a significant unmet need to reduce major adverse cardiovascular events in high-risk patients.”

Preliminary Q2 2023 Earnings Results

In connection with today’s announcement, Amarin also announced preliminary unaudited financial results for the second quarter of 2023, including product revenue of approximately $65 million compared to $85 million in the first quarter of 2023. For the quarter, the Company had positive cash flow of $9 million, which includes a $5 million milestone payment following the recent VHTG regulatory approval in China. The second quarter end cash position was $313 million versus $304 million at the end of the first quarter. Further details will be discussed on today’s conference call.

“In the second quarter, we maintained our U.S. prescription volume for VASCEPA and our overall cash position is positive,” Mr. Berg said. “However, our product revenue was impacted by increasing net pricing pressure and other inter-quarter variability in the U.S. and we also saw slower than expected revenue materialization and pricing and reimbursement access in Europe. As a result, we are taking decisive and significant actions to realign our business, which will maximize our strong cash position while putting us on the right path to enhance shareholder value.”

Conference Call and Webcast Information

Amarin will host a conference call on July 18, 2023, at 5:00 p.m. EDT to discuss this announcement and the Company’s preliminary financial results. The conference call can be accessed on the investor relations section of the Company’s website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 897730. A replay of the call will be made available for a period of one week following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 48709. A replay of the call will also be available through the Company’s website shortly after the call.

In light of the call scheduled for today, Amarin will release its full second quarter 2023 financial results on August 2, 2023, but will not hold a conference call at that time.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. Amarin is committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of U.S. securities laws, including, but not limited to, expectations regarding Amarin’s financial performance, metrics, and initiatives, including its 2023 revenues, operating expenses, supply purchases, negotiations and settlements, product prescriptions and managed care coverage, continued savings from cost-cutting initiatives that is currently exceeding initial targets, and Amarin’s overall ability to continue to deliver stable revenues and cash position from its U.S. business; beliefs about the timing and outcome of international commercial partnerships, regulatory filings, reviews, recommendations, approvals, and related reimbursement decisions and commercial launches of VASCEPA/VAZKEPA outside of the U.S.; beliefs that Amarin’s current resources are sufficient to fund projected operations; and beliefs about the overall world-wide market potential and success of VASCEPA/VAZKEPA generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s most recent quarterly report on Form 10-Q for the quarter ended March 31, 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (amarincorp.gcs-web.com), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Jordan Zwick

Amarin Corporation plc

IR@amarincorp.com

Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com